Exhibit 99.1

3rd QTR 2021 INVESTOR PRESENTATION NASDAQ: MRBK ®

2 Meridian Corporation Forward-Looking Statements Meridian Corporation (the “Corporation”) may from time to time make written or oral “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Meridian Corporation’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Meridian Corporation’s control). Numerous competitive, economic, regulatory, legal and technological factors, risks and uncertainties including, without limitation: the impact of the current COVID-19 pandemic and government responses thereto, on the U.S. economy, including the markets in which we operate; actions that we and our customers take in response to these factors and the effects such actions have on our operations, products, services and customer relationships; and the risk that the Small Business Administration may not fund some or all Paycheck Protection Program (PPP) loan guaranties, among others, could cause Meridian Corporation’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Meridian Corporation cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward- looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Meridian Corporation’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10- K for the year ended December 31, 2020 and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Meridian Corporation does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Meridian Corporation or by or on behalf of Meridian Bank.

3 Meridian Corporation WHO WE ARE 1 Includes home equity loans, residential mortgage loans held in portfolio and individual consumer loans. Geographic Footprint Branches Mortgage LPOs Regional Market Serves Pennsylvania, New Jersey, Delaware and Maryland Philadelphia MSA is 8th largest MSA in the US Expansion into growing central Maryland MSA Profile and Business Lines Core Banking: C&I, CRE, construction, SBA, and consumer lending; lease financing through Meridian Equipment Finance, ® and deposit/treasury services. Meridian Mortgage: residential lending to homeowners and small scale investors originated in the PA, NJ, DE, VA, MD and DC markets. Wealth Management Services through Meridian Wealth Partners, ® a registered investment advisor and subsidiary of the Bank. Over $1 billion in AUM. Meridian specializes in business and industrial lending, retail and commercial real estate lending, electronic payments, along with a broad menu of high- yield depository products supported by robust online and mobile access. Cash & investments 12% Commercial loans 16% SBA loans 5% PPP loans 7% CRE loans 32% Construction loans 8% H/E & consumer loans 3% RE loans 10% Leases 4% FF & E Other assets ASSET MIX AT SEPTEMBER 30, 2021

4 Meridian Corporation WHAT WE DELIVER Lending expertise in commercial/industrial, real estate & consumer with a consultative approach. Our experienced business bankers craft custom financial solutions to help our customers thrive. Demonstrated organic growth engine in diversified loan segments, capitalizing on sales culture and big bank missteps in the Delaware Valley tri-state market. Financial services business model with significant non-interest income streams in Meridian Mortgage, SBA Lending and Meridian Wealth Partners. Customer base principally interacts online, allowing a "branch-lite" banking strategy that provides substantial operational leverage. Skilled, long-tenured management team with extensive in-market experience. Excellent asset quality with diversified loan portfolio. Low commercial real estate (CRE) concentration; focus on smaller, shorter-tenor projects to be more nimble. Nationally recognized as a great place to work; very low historical turnover.

5 Meridian Corporation 3QTR HIGHLIGHTS 1) As of and for the quarter ended September 30, 2021, per November 1, 2021 press release. 2) Includes PPP loans, loans held for sale and loans held for investment. 3) Excludes loans at fair value, loans held for sale and PPP loans. A Non-GAAP measure. Refer to Appendix for Non-GAAP to GAAP reconciliation. 4) Excludes PPP loans and PPPLF borrowings. A Non-GAAP measure. Refer to Appendix for Non-GAAP to GAAP reconciliation. 3QTR Overview Financial Highlights 3QTR 2021¹ Balance Sheet ($ in Millions) Asset Quality (%) Profitability (%) Net income was $9.4 million for the quarter, or $1.52 per diluted share, driven by loan and deposit growth. Total revenues of $40.4 million, resulting in ROE of 24.07% and ROA of 2.15% for 3Q 2021. 6th consecutive quarter of ROA exceeding 1.50% and ROE exceeding 19.00% Loan growth for the quarter equaled 7% (ex PPP and residential held-for-sale), and annualized to 21% year over year. Growth for the quarter was concentrated in CRE loans, SBA loans (non-PPP), and originations from our Meridian Equipment Finance leasing subsidiary. Active COVID-19 loan modifications decreased to $24.9 million for the quarter, from $29.0 million at the end of the prior quarter.

6 Meridian Corporation SUMMARY INCOME STATEMENT (1) See Non-GAAP reconciliation in the Appendix Bank pre-tax, pre-provision income grew 18% when comparing 3Q 2021 to 2Q 2021, down 19% when comparing to 3Q 2020 Bank segment represents 69% of pre-tax, pre- provision income for 3Q 2021 69% 3% 28% Pre-tax, Pre-provision Income Bank Wealth Mortgage (dollars in thousands) Summary Income Statement 3Q 2021 2Q 2021 3Q 2020 Net Interest Income 16,257 $ 15,412 $ 12,715 $ Provision for Loan Loss 597 96 3,956 Non-Interest Income 22,122 21,732 29,060 Non-Interest Expense 25,481 26,246 25,834 Income before Income Taxes 12,301 10,802 11,985 Income Taxes 2,863 2,544 2,773 Net Income 9,438 $ 8,258 $ 9,212 $ Earnings per Share 3Q 2021 2Q 2021 3Q 2020 Basic Earnings per Share 1.56 $ 1.37 $ 1.51 $ Diluted Earnings per Share 1.52 $ 1.33 $ 1.51 $ Pre-tax, Pre-provision Income by Segment: 3Q 2021 2Q 2021 3Q 2020 Bank 8,896 $ 7,811 $ 6,531 $ Wealth 432 376 144 Mortgage 3,570 2,711 9,266 Total pre-tax, pre-provision income (1) 12,898 $ 10,898 $ 15,941 $

7 Meridian Corporation NET INTEREST INCOME GROWTH TREND Net interest income for 3Q 2021 increased $845 thousand, or 5.5%, to $16.3 million from $15.4 million 2Q 2021. Growth quarter over quarter 2021 was due largely to a $12.9 million increase in average interest earnings assets over this period, combined with an increase of $96 thousand in PPP fee income QTR over QTR. NIM excl PPP expanded 32 bps since Q2 2020 3.67% 3.72% 3.61% 3.61% 3.49% 3.27% 3.26% 3.59% 3.72% 3.70% 3.83% 3.48% 3.41% 3.47% 3.52% 3.64% 3.75% 3.73% 2.90% 3.00% 3.10% 3.20% 3.30% 3.40% 3.50% 3.60% 3.70% 3.80% 3.90% $- $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 $18,000 Q1 19 Q2 19 Q3 19 Q4 19 Q1 20 Q2 20 Q3 20 Q4 20 Q1 21 Q2 21 Q3 21 Net Interest Income Net Interest Income Net Interest Margin Net Interest Margin (excl PPP impact)

8 Meridian Corporation NON-INTEREST INCOME Non-Interest Income increased $390 thousand or 1.8% from 2Q2021 Net revenue from the sale of SBA 7(a) loans was up $1.2 million as the value of loans sold increased to $25.0 million in 3Q2021 compared to $13.5 million in loans sold in the 2Q2021. Wealth management revenue increased $69 thousand, or 5.9%, due to the more favorable market conditions that existed in 3Q 2021. AUM continued above $1 billion. Mortgage banking net revenue (including fair value and hedging impacts) decreased $1.2 million. Decrease driven by lower levels of mortgage loan originations compared to 2Q 2021. 75% 6% 12% 7% Quarter ended September 30, 2021 (% of total non-interest income) Mortgage banking income (including FV changes) Wealth management income SBA income Other income (Dollars in thousands) 3Q 2021 2Q 2021 Change Mortgage banking income (including FV changes) 16,666 17,880 (1,214) Wealth management income 1,232 1,163 69 SBA income 2,688 1,490 1,198 Other income 1,536 1,199 337 Total 22,122 $ 21,732 $ 390 $

9 Meridian Corporation NON-INTEREST EXPENSE Non-Interest Expense decreased $765 thousand or 2.9% from 1Q2021 Total salaries and employee benefits expense was $19.5 million, a net decrease of $741 thousand or 3.7%, for the period. $1.9 million of net decrease related to the mortgage segment, which recognizes variable compensation based on originations. Salary and employee benefits were up $1.1 million for the bank and wealth segments due to increased accruals for incentive comp, combined with increase of 12 in FTE’s. 76% 5% 3% 4% 12% Quarter ended September 30, 2021 (% of total non-interest expense) Salaries and employee benefits Occupancy and equipment Professional fees Data processing and information technology Other (Dollars in thousands) 3Q 2021 2Q 2021 Change Salaries and employee benefits 19,472 20,213 (741) Occupancy and equipment 1,133 1,175 (42) Professional fees 873 816 57 Data processing and information technology 1,006 984 22 Other 2,997 3,058 (61) Total $25,481 $26,246 ($765)

10 Meridian Corporation ASSET QUALITY September 30, 2021 1) Excludes loans held for sale and, for 2Q 2020 to 3Q 2021, PPP loans. A Non-GAAP measure. See Appendix for Non-GAAP to GAAP reconciliation. 2) Includes loans held for sale and held for investment. Nonaccrual Loans / Loans2 (%) 3Q 2021 Highlights: Nonaccrual loans to total loans2 0.52% in 3Q 2021 Strong reserves to total loans COVID modifications remain less than 2% of total loans, declined to $24.9 million Reserves / Loans1 (%) 0.42% 0.39% 0.30% 0.51% 0.47% 0.45% 0.46% 0.49% 0.48% 0.52% 2017 2018 2019 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 0.13% 0.03% (0.06%) 0.00% 0.00% 0.01% 0.00% 0.00% 0.01% 0.00% 2017 2018 2019 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 0.96% 0.97% 1.00% 1.10% 1.27% 1.59% 1.65% 1.65% 1.58% 1.52% 2017 2018 2019 1Q 202Q 203Q 204Q 201Q 212Q 213Q 21 COVID-19 Impact to ALLL Net Charge-offs / Average Loans2 (%)

11 Meridian Corporation CAPITALIZATION AS OF 9/30/2021 All corporate capital ratios significantly exceed well capitalized regulatory requirements Bank level - Community Banking Leverage Ratio of 11.55% compared to minimum of 8.5% - $50.4M excess capital 3Q 2021 quarterly dividend increased to $0.20 per share Paid $1.00 per share special dividend in 1Q 2021 78,491 shares repurchased in 3Q through publicly announced plan - 50,000 100,000 150,000 200,000 250,000 Tier 1 Leverage Tier 1 Risk Based CE Tier 1 Total Risk Based $70,662 $38,003 $59,621 $67,954 Excess Capital ($000s) Regulatory Minimums Excess 9.3% 10.6% 10.6% 14.7%

12 Meridian Corporation APPENDIX

HISTORICAL FINANCIAL HIGHLIGHTS

Dollar Values in Thousands, Except Per Share Amounts	For the Year Ended 2017Y	2018Y	2019Y	2020Y	1Q 2021	2Q 2021	3Q 2021
Balance Sheet							
Total Assets	$ 856,035	$ 997,480	$ 1,150,019	$ 1,720,197	$ 1,743,977	$ 1,709,010	$ 1,762,445
Loans[1]	729,661	875,801	998,414	$ 1,513,963	1,524,799	1,495,098	1,496,666
Deposits	627,109	752,130	851,168	$ 1,241,335	1,383,590	1,413,280	1,439,047
Gross Loans / Deposits	116.35%	116.44%	117.30%	121.96%	110.21%	105.79%	104.00%
Capital							
Total Equity	$ 101,363	$ 109,552	$ 120,695	$ 141,622	$ 143,505	$ 152,885	$ 158,416
Tangible Common Equity / Tangible Assets - HC[3]	11.27%	10.53%	10.11%	7.99%	7.99%	8.71%	8.76%
Tangible Common Equity / Tangible Assets - Bank[3]	11.27%	10.53%	13.52%	10.25%	10.22%	10.92%	10.90%
Tier 1 Leverage Ratio - HC	12.37%	11.16%	10.55%	8.96%	8.86%	8.97%	9.28%
Tier 1 Leverage Ratio - Bank	12.37%	11.16%	14.08%	11.54%	11.34%	11.28%	11.55%
Total Capital Ratio - HC	15.53%	13.66%	16.10%	14.55%	14.05%	14.23%	14.72%
Total Capital Ratio - Bank	15.53%	13.66%	16.09%	14.54%	14.03%	14.18%	14.62%
Commercial Real Estate Loans / Total RBC	155.83%	183.80%	176.97%	172.15%	171.74%	174.09%	182.18%
Earnings & Profitability							
Net Income	$ 3,032	$ 8,163	$ 10,481	$ 26,438	$ 10,170	$ 8,258	$ 9,438
ROA	0.39%	0.90%	1.01%	1.78%	2.43%	1.92%	2.15%
ROE	3.97%	7.77%	9.09%	21.33%	30.06%	22.61%	24.07%
Net Interest Margin (NIM)(TEY)	3.93%	3.80%	3.65%	3.40%	3.72%	3.70%	3.83%
NIM (TEY, excluding PPP loans and PPPLF borrowings)[3]	3.93%	3.80%	3.65%	3.47%	3.64%	3.75%	3.73%
Non-Int Inc. / Avg. Assets	4.69%	3.58%	3.19%	5.85%	6.47%	5.06%	5.04%
Efficiency Ratio	87.8%	81.4%	79.2%	68.5%	67.0%	70.7%	66.4%
Asset Quality							
Nonaccrual Loans / Loans[1]	0.43%	0.45%	0.34%	0.62%	0.56%	0.55%	0.61%
NPAs / Assets	0.42%	0.39%	0.30%	0.46%	0.49%	0.48%	0.52%
Reserves / Loans[2, 3]	0.96%	0.97%	1.00%	1.65%	1.65%	1.58%	1.52%
NCOs / Average Loans	0.13%	0.03%	(0.06%)	0.00%	0.00%	0.01%	0.00%
Yield and Cost							
Yield on Earning Assets (TEY)	4.83%	5.14%	5.30%	4.35%	4.29%	4.20%	4.31%
Yield on Earning Assets (TEY), excluding PPP loans)[3]	4.83%	5.14%	5.30%	4.51%	4.26%	4.30%	4.24%
Cost of Deposits	0.79%	1.29%	1.67%	1.07%	0.49%	0.40%	0.37%
Cost of Interest-Bearing Liabilities	1.16%	1.69%	2.10%	1.18%	0.77%	0.67%	0.62%

1) Includes loans held for sale and held for investment.
2) Includes loans held for investment (excluding loans at fair value and PPP loans).
3) A Non-GAAP measure. See Appendix for Non-GAAP to GAAP reconciliation.
Note: 2017 Financials are at bank level; Meridian Corporation Holding Company formed 3Q2018.

Meridian Corporation 13

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Tangible common equity to tangible assets

Management uses the measure tangible common equity to tangible assets to assess our capital strength. We believe that this non-GAAP financial measure is useful to investors because, by removing the impact of our preferred stock, goodwill and other intangible assets, it allows investors to more easily assess our capital adequacy. This non-GAAP financial measure should not be considered a substitute for any regulatory capital ratios and may not be comparable to other similarly titled measures used by other companies. The table below provides the non-GAAP reconciliation for our tangible common equity to tangible assets:

(dollars in thousands) Meridian Corporation	2017Y	2018Y	2019Y	2020 Y	1Q 2021	2Q 2021	3Q 2021
Tangible common equity ratio:							
Total stockholders' equity	101,363	109,552	120,695	141,622	143,505	152,885	158,416
Less:							
Goodwill	899	899	899	899	899	899	899
Intangible assets	4,596	4,147	3,874	3,601	3,533	3,481	3,430
Tangible common equity	95,869	104,507	115,922	137,122	139,073	148,505	154,087
Total assets	856,035	997,480	1,150,019	1,720,197	1,743,977	1,709,010	1,762,445
Less:							
Goodwill	899	899	899	899	899	899	899
Intangible assets	4,596	4,147	3,874	3,601	3,533	3,481	3,430
Tangible assets	$ 850,540	992,434	1,145,246	1,715,697	1,739,545	1,704,630	1,758,116
Tangible common equity ratio	**11.27%**	**10.53%**	**10.12%**	**7.99%**	**7.99%**	**8.71%**	**8.76%**

(dollars in thousands) Meridian Bank	2017Y	2018Y	2019Y	2020 Y	1Q 2021	2Q 2021	3Q 2021
Tangible common equity ratio:							
Total stockholders' equity	101,363	109,552	159,643	180,288	182,171	190,477	196,009
Less:							
Goodwill	899	899	899	899	899	899	899
Intangible assets	4,596	4,147	3,874	3,601	3,533	3,481	3,430
Tangible common equity	95,869	104,507	154,870	175,788	177,739	186,097	191,680
Total assets	856,035	997,480	1,149,979	1,720,166	1,743,945	1,709,006	1,762,415
Less:							
Goodwill	899	899	899	899	899	899	899
Intangible assets	4,596	4,147	3,874	3,601	3,533	3,481	3,430
Tangible assets	$ 850,540	992,434	1,145,206	1,715,666	1,739,513	1,704,626	1,758,086
Tangible common equity ratio	**11.27%**	**10.53%**	**13.52%**	**10.25%**	**10.22%**	**10.92%**	**10.90%**

Meridian Corporation 14

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Dollar Values in Thousands

Reconciliation of PPP Related Non-GAAP Measures	2Q 2020	3Q 2020	4Q 2020	1Q 2021	2Q 2021	3Q 2021
	For the Quarter Ended					
Reconciliation of Net Interest Margin (TEY, exluding PPP loans and PPPLF borrowings)						
Net interest margin (TEY)	3.27%	3.26%	3.59%	3.72%	3.70%	3.83%
Impact of PPP loans and PPPLF borrowings	0.14%	0.21%	(0.07%)	(0.08%)	0.05%	(0.10%)
Net interest margin (TEY, excluding PPP loans and PPPLF borrowings)	**3.41%**	**3.47%**	**3.52%**	**3.64%**	**3.75%**	**3.73%**
Reconciliation of Reserves / Loans						
Allowance for loan losses / Total loans held for investment	1.01%	1.27%	1.38%	1.36%	1.35%	1.38%
Less: Impact of loans held for investment - fair valued	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%
Less: Impact of PPP loans	0.26%	0.32%	0.27%	0.29%	0.23%	0.13%
Allowance / Total loans held for investment (excl. loans at fair value and PPP loans)	**1.27%**	**1.59%**	**1.65%**	**1.65%**	**1.58%**	**1.52%**
Reconciliation of Yield on Earning Assets						
Yield on earning assets (TEY)	4.24%	4.07%	4.28%	4.29%	4.20%	4.31%
Impact of PPP loans	0.26%	0.32%	(0.01%)	(0.03%)	0.10%	(0.07%)
Yield on earning assets (TEY, excluding PPP loans)	**4.50%**	**4.39%**	**4.27%**	**4.26%**	**4.30%**	**4.24%**

Reconciliation of Pre-tax, Pre-Provision Non-GAAP Measure	2Q 2020	3Q 2020	4Q 2020	1Q 2021	2Q 2021	3Q 2021
	For the Quarter Ended					
Income before inocme tax expense	7,403	11,985	11,877	13,306	10,802	12,301
Add: Provision for loan losses	1,631	3,956	1,163	599	96	597
Pre-tax, pre-provision income	**$9,034**	**$15,941**	**$13,040**	**$13,905**	**$10,898**	**$12,898**

Meridian Corporation 15